Filed with the Securities and Exchange Commission on September 7, 2021

Registration No. 333-258880

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL

LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”,“smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 (“PEA”) to the Form S-3 Registration Statement No. 333-258880 (“Registration Statement”) of Equitable Financial Life Insurance Company (“Equitable Financial”) is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein.

Equitable Financial Life Insurance Company

Supplement dated                 , 2021 to the current prospectus for Structured Investment Option dated May 1, 2021

This Supplement modifies certain information in the above-referenced prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 877-899-3743.

The purpose of this Supplement is to provide you with information regarding (1) adding Dual Direction Segment Types, (2) adding new buffers for 1-year Standard Segment Types; (3) adding new 5-year Standard Segment Types and (4) changing the Contract Fee for Investment Edge ADV.

The following charts list the current Segment Types (including any new Segment Types added herein):

Standard

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate

S&P 500 Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%

Russell 2000® Price Return Index	5 year 1 year	-10%, -15% -10%; -15%	10% 2%

MSCI EAFE Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%

NASDAQ-100 Price Return Index	5 Year 1 year	-10%; -15% -10%; -15%	10% 2%

MSCI Emerging Markets Price Return Index	1 year	-10%; -15%	2%

Step Up

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate

S&P 500 Price Return Index	1 year	-10%	2%

Russell 2000® Price Return Index	1 year	-10%	2%

MSCI EAFE Price Return Index	1 year	-10%	2%

NASDAQ-100 Price Return Index	1 year	-10%	2%

Dual Direction

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate

S&P 500 Price Return Index	5 year	-10%; -15%	10%

	1 year	-10%	2%

Russell 2000® Price Return Index	1 year	-10%	2%

MSCI EAFE Price Return Index	1 year	-10%	2%

NASDAQ-100 Price Return Index	1 year	-10%	2%

(1)	Adding Dual Direction Segment Types.

Effective [    ], 2021, we are adding a new Segment Option – Dual Direction Segment Types. A Dual Direction Segment is any Segment belonging to a Segment Type whose name includes “Dual Direction”. For Dual Direction Segments the Segment Rate of Return is equal to the absolute value of the Index Performance Rate for that Segment if the Index Performance Rate is between the Performance Cap Rate and the Segment Buffer, inclusive of both.

Dual Direction Segment example: For the S&P 500 Price Return Index/Dual Direction/5 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Direction/5 year/-10% with a 60% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for five years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 60% for that Segment Duration. If the Index performs negatively but not more negatively than the Segment Buffer during this period, at maturity your Segment Rate of Return will be equal to the absolute value of the Index’s negative performance. This means that if the Index performs negatively down to and including -10%, your Segment Rate of Return will be positive up to and including 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. If the Index is flat (0% return), your Segment Rate of Return will be zero. Please note: The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3. Therefore, for purposes of the Segment Rate of Return calculation, the absolute value of the Index Performance Rate is simply the Index Performance Rate without regard to its mathematical sign (e.g., the absolute value of a -3% Index Performance Rate is 3%).

Dual Direction Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Direction Segments is equal to the absolute value of the Index Performance Rate for certain negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Direction Segments are cumulative rates of return over the 5-year period from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

Dual Direction Segments.  For Dual Direction Segments, the Segment Rate of Return is equal to the Index Performance Rate subject to the Performance Cap Rate for positive and flat Index Performance Rates and the absolute value of negative Index Performance Rates unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than the Performance Cap Rate	equal to the Performance Cap Rate minus the Contract Fee
is between the Performance Cap Rate and Segment Buffer (or equal to either)*	equal to the absolute value of the Index Performance Rate minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee
*	If the Index Performance Rate is zero, the Segment Rate of Return is zero.

Please note:

•

Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a Dual Direction Segment with a -10% Segment Buffer, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Segment Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

•

Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, in certain situations the Segment Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Performance Cap Rate of 7% and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date the Segment Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date the Segment Rate of Return is 7%.

Dual Direction Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Direction, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 9%, you make no withdrawal from the Segment, and a Contract Fee of 1.25% (Investment Edge® Select).

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 7.75% Segment Rate of Return, and your Segment Maturity Value would be $1,077.50. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%), so the Segment Rate of Return (7.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($77.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (7.75%).

•	The Segment Maturity Value ($1,077.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($77.50).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 3.75% Segment Rate of Return, and your Segment Maturity Value would be $1,037.50. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%), so the Segment Rate of Return (3.75%) is equal to the Index Performance Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($37.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.75%).

•	The Segment Maturity Value ($1,037.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($37.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 3.75% Segment Rate of Return, and your Segment Maturity Value would be $1,037.50. We reach that amount as follows:

•

The Index Performance Rate is -5% which is not more negative than the Segment Buffer (-10%), so the Segment Rate of Return (3.75%) is the absolute value of the Index Performance Rate (|-5%|) minus the Contract Fee (1.25%).

•	The Segment Return Amount ($37.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.75%).

•	The Segment Maturity Value ($1,037.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($37.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -6.25% Segment Rate of Return, and your Segment Maturity Value would be $937.50. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -6.25% minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$62.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-6.25%).

•	The Segment Maturity Value ($937.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$62.50).

Risk Factors unique to Dual Direction Segment Types

•

For Dual Direction Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Dual Direction Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	For Dual Direction Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date.

(2)	Adding new buffers for Standard Segment Types.

Effective [    ], 2021, -15% Segment Buffers are being added to create five new Standard Segment Types:

•	S&P 500 Price Return Index/1 year/-15% Segment Buffer;

•	MSCI EAFE Price Return Index/1 year/-15% Segment Buffer;

•	Russell 2000® Price Return Index/1 year/-15% Segment Buffer;

•	NASDAQ-100 Price Return Index/1 year/-15% Segment Buffer; and

•	MSCI Emerging Markets Price Return Index/1 year/-15% Segment Buffer.

(3)	Adding new 5-year Standard Segment Types.

Effective [    ], 2021, we are adding the MSCI EAFE Price Return Index, NASDAQ-100 Price Return Index and S&P 500 Price Return Index for 5-year Standard Segments creating the following new Standard Segments Types:

•	S&P 500 Price Return Index/5-year/-10% Segment Buffer

•	MSCI EAFE Price Return Index/5 year/-10% Segment Buffer;

•	Russell 2000® Price Return Index/5 year/-10% Segment Buffer;

•	NASDAQ-100 Price Return Index/5 year/-10% Segment Buffer;

•	S&P 500 Price Return Index/5-year/-15% Segment Buffer;

•	MSCI EAFE Price Return Index/5 year/-15% Segment Buffer;

•	Russell 2000® Price Return Index/5 year/-15% Segment Buffer; and

•	NASDAQ-100 Price Return Index/5-year/-15% Segment Buffer.

Please also note the following changes to the Prospectus:

1.	Effective [ ], the Contract Fee in “Fee table” is revised as follows:

Charges we deduct from Segments
	Investment Edge®	Investment Edge® Select	Investment Edge® ADV

Contract Fee(2)	1.00%	1.25%	[0.00%]

(2)

The Contract Fee percentage reduces the Segment Rate of Return. If the contract is surrendered or annuitized, a withdrawal or transfer out is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment as part of the Segment Interim Value calculation.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your variable annuity contract prospectus.

2.	The following hereby replaces the first paragraph of “Performance Cap Rate” in “Description of the Structured Investment Option”:

The Performance Cap Rate is generally the highest Segment Rate of Return that can be credited on a Segment Maturity Date for positive Index Performance Rates. Performance Cap Rates, including the applicable Performance Cap Rates for Segments selected on your application, are announced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates. The Performance Cap Rate for each Segment will not change throughout the Segment Duration. Each contract series may have different Performance Cap Rates with Investment Edge Performance Cap Rates generally being higher than Investment Edge Select Performance Cap Rates and Investment Edge ADV Performance Cap Rates generally being higher than both Investment Edge and Investment Edge Select Performance Cap Rates. The Performance Cap Rate for the same Segment may vary between owners but will never be less than the applicable minimum Performance Cap Rate. Since Performance Cap Rates are announced online at least one week before the Segment Start Date, you should consider any differences in the Performance Cap Rates when deciding which contract series to purchase.

3.	The following hereby supplements the section “Breakpoint Credit”:

The Breakpoint Credit is not applicable to Investment Edge ADV.

4.	The following hereby amends the corresponding sections in “Incorporation of certain documents by reference”:

Our Annual Report on Form 10-K for the period ended December 31, 2020, our Quarterly Reports on Form 10-Q  for the quarterly periods ended March  31, 2021, June 30, 2021 and [September 30, 2021], are considered to be part of this Prospectus because they are incorporated by reference.

5.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

For Dual Direction Segments, we use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment.

6.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception).  For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate).  The risk of loss is estimated using the value of this hypothetical option.

•

For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Performance Cap Rate.

At-the-Money Put Option (strike price equals index value at Segment inception).  The potential for gain in a down market is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer).  The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option. Dual Direction Segments use two of these options.

•

For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-of-the-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

Out-of-the-Money Binary Put Option (strike price equals index value at Segment inception minus Segment Buffer).  The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

•

For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Buffer.

•

It is important to note that the put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

7.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and down to the Buffer in a down market, as well as, value losses below the Segment Buffer.

8.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

(1)

At-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

At-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options):  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of one Out-of-the-Money

Put option is used to offset the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option:  This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Investment on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Investment on the Segment Maturity Date.

For Dual Direction Segments, the Fair Value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined above.

9.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (A)(2) Fair Value of Hypothetical Derivatives”:

We determine the fair value of each of the applicable designated hypothetical options for a Standard Segment, Step Up Segment or Dual Direction Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price).

10.	The following hereby supplements the information in “Appendix I: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (B) Pro Rata Share of Performance Cap Rate”:

For Standard, Step Up and Dual Direction Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed.

11.	The following hereby supplements the information in “Appendix I: Segment Interim Value — EXAMPLES”:

Example: Segment Interim Value — Dual Direction Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (months since Segment Start Date)
Segment Investment
Segment Buffer
Performance Cap Rate
Time to Maturity (in months)
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Fair Value of Hypothetical Fixed Instrument
Fair Value of Hypothetical Derivatives
Cap Calculation Factor
Sum of above
Segment Investment multiplied by prorated Performance Cap Rate
Segment Interim Value

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Fair Value of Hypothetical Fixed Instrument
Fair Value of Hypothetical Derivatives
Cap Calculation Factor
Sum of above
Segment Investment multiplied by prorated Performance Cap Rate
Segment Interim Value

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Fair Value of Hypothetical Fixed Instrument
Fair Value of Hypothetical Derivatives
Cap Calculation Factor
Sum of above
Segment Investment multiplied by prorated Performance Cap Rate
Segment Interim Value

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 24% is assumed.
(2)	Investment rate corresponding to remainder of Segment term is [ }% ([ ] months to maturity) and [ ]% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is assumed [ ]% ([ ] months to maturity) and [ ]% (3 months to maturity).
(4)	Skewness of -26.5% is assumed.
(5)	Index divided yield is 1.95% annually.
(6)	One-Half estimated Bid-Ask Spread of 50 bps.

Example: Effect of Withdrawals on Segment Interim Value — Dual Direction Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (months since Segment Start Date)
Segment Investment
Segment Buffer
Performance Cap Rate
Time to Maturity (in months)
Amount Withdrawn(1)
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Segment Interim Value(2)
Percent Withdrawn(3)
New Segment Investment(4)
New Segment Interim Value(5)
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Segment Interim Value(2)
Percent Withdrawn(3)
New Segment Investment(4)
New Segment Interim Value(5)

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is [ ]% (for example from 100.00 to [ ])
Segment Interim Value(2)
Percent Withdrawn(3)
New Segment Investment(4)
New Segment Interim Value(5)

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$180,015
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (“Equitable Financial”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

The directors and officers of Equitable Financial are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Sompo (Endurance Specialty Insurance Company), U.S. Specialty Insurance, ACE (Chubb), Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, CODA(Chubb) and ARGO Re Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.	EXHIBITS

Exhibits No.

(1)	(a)

Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(i)

First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 5, 2011.

(ii)

Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporation herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(b)

Distribution and Servicing Agreement dated as of May  1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(i)

Letter of Agreement dated April  20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750), filed on May 1, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(d)

Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(e)

General Agent Sales Agreement dated January  1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

(i)	First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(iii)

Third Amendment dated as of July 19,2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November  1, 2006, to General Agent Sales Agreement dated as of January  1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No.  333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February  15, 2008, to General Agent Sales Agreement dated as of January  1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February  15, 2008, to General Agent Sales Agreement dated as of January  1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November  1, 2008, to General Agent Sales Agreement dated as of January  1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(e)(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(f)

Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(i)

Broker-Dealer and General Agent Sales Agreement dated as of March 15, 2016 between AXA Distributors, LLC, AXA Advisors, LLC and AXA Network, LLC, previously filed with this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(g)

Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(2)	Not applicable

(4)	(a)	Form of Contract, 2021BASE1-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(a)(1)	Form of Contract, 2021BASE1-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)	Form of Contract, 2021BASE2-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)(1)	Form of Contract, 2021BASE2-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(c)	Form of Data Pages, 2021DPB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(d)	Form of Data Pages, 2021DPC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(e)	Form of Data Pages, 2021DPADV-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(f)	Form of ROP Death Benefit Rider, 2021ROPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(g)

Form of Endorsement Applicable to the NQ Income Edge Series Payment Programs, 2021NQPP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(h)

Form of Endorsement Applicable to the Spousal Continuation and Beneficiary Continuation Options Under your Contract, 2021CCOBR-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(i)	Form of Inherited Non-Qualified Payout Endorsement, 2021NHNQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(j)	Form of NQ Endorsement, 2021NQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(k)	Form of IRA Endorsement, 2021IRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(l)	Form of Roth Endorsement, 2021ROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(m)	Form of Endorsement Applicable to SEP-IRA Contracts, 2021SEP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(n)	Form of Inherited IRA Endorsement, 2021INHIRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(o)	Form of Inherited Roth IRA Endorsement, 2021INHROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(p)	Form of QP-DB Endorsement, 2021QPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(q)	Form of QP-DC Endorsement, 2021QPDC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(r)	Form of Advisors Application, 2021 App 01 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(s)	Form of ADL Application, 2021 App 02 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(t)	Form of Advisors Application (ADV), 2021 App 01 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(u)	Form of ADL Application (ADV), 2021 App 02 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(v)	Form of SEL Application 2021 App 01 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(w)	Form of SEL Application 2021 App 02 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(x)	Form of TGAP 1 Data Pages, 2021TGAP1, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(y)	Form of TGAP 2 Data Pages, 2021TGAP2, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(z)	Form of TGAP 3 Data Pages, 2021TGAP3, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(aa)	Form of SIO Rider, 2021SIO, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(5)	Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

(8)	Not applicable.

(12)	Not applicable.

(15)	Not applicable.

(23)	Consent of Independent Registered Public Accounting Firm, to be filed by amendment.

(24)	Powers of Attorney, filed herewith.

(25)	Not applicable.

(26)	Not applicable.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 7th day of September, 2021.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel
Equitable Financial Life Insurance Company

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Senior Executive Director and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Managing Director and Chief Accounting Officer

*DIRECTORS:

Ramon de Oliveria Francis Hondal Daniel G. Kaye Kristi A. Matus	Joan Lamm-Tennant Bertram Scott George Stansfield Charles G.T. Stonehill

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

September 7, 2021